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         FOR IMMEDIATE RELEASE


                   MILLS MUSIC TRUST ROYALTY REMITTANCE UPDATE

         New York, NY -- October 10, 2001 --HSBC Bank USA, as Corporate Trustee (the "Trustee") under a Declaration of Trust for Mills Music Trust dated as of December 3, 1964 (the "Trust"), announced today that it has notified the holders of record of the trust certificates issued under the Trust of the following events.

         EMI Music Publishing Co. ("EMI"), the current owner and administrative entity for the copyrighted materials subject to the Trust, has failed to make the quarterly royalty remittance for the quarter ended June 30, 2001 to the Trust, which was due September 1, 2001. Accordingly, the Trustee will not be able to make its periodic distribution to the holders of the trust certificates.

         Additionally, Bernard D. Fischman, one of the originally named Trustees under the Trust, died on July 11, 2001. As a result, HSBC is currently the sole Trustee under the Trust.

         Investor Inquiries:        Marcia Markowski
                                    P: 212/525-1349
                                    marcia.markowski@us.hsbc.com

         Media Inquiries:           Pamela Plehn
                                    P: 212/525-6282
                                    pamela.plehn@us.hsbc.com




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